================================================================================

                           SCHEDULE 14A INFORMATION

          Proxy Statement Pursuant to Section 14(a) of the Securities
                    Exchange Act of 1934 (Amendment No.  )

Filed by the Registrant [X]

Filed by a Party other than the Registrant [_]

Check the appropriate box:

[_]  Preliminary Proxy Statement        [_]  Confidential, for Use of the
                                             Commission Only (as permitted by
                                             Rule 14a-6(e)(2))
[X]  Definitive Proxy Statement

[_]  Definitive Additional Materials

[_]  Soliciting Material Pursuant to Section 240.14a-11(c) or Section 240.14a-12

                          SANTA FE GAMING CORPORATION
--------------------------------------------------------------------------------
               (Name of Registrant as Specified In Its Charter)


--------------------------------------------------------------------------------
   (Name of Person(s) Filing Proxy Statement, if other than the Registrant)


Payment of Filing Fee (Check the appropriate box):

[X]  No fee required.

[_]  Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.


     (1) Title of each class of securities to which transaction applies:

     -------------------------------------------------------------------------


     (2) Aggregate number of securities to which transaction applies:

     -------------------------------------------------------------------------


     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

     -------------------------------------------------------------------------


     (4) Proposed maximum aggregate value of transaction:

     -------------------------------------------------------------------------


     (5) Total fee paid:

     -------------------------------------------------------------------------

[_]  Fee paid previously with preliminary materials.

[_]  Check box if any part of the fee is offset as provided by Exchange
     Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     (1) Amount Previously Paid:

     -------------------------------------------------------------------------


     (2) Form, Schedule or Registration Statement No.:

     -------------------------------------------------------------------------


     (3) Filing Party:

     -------------------------------------------------------------------------


     (4) Date Filed:

     -------------------------------------------------------------------------

Notes:

                          SANTA FE GAMING CORPORATION
                            4949 NORTH RANCHO DRIVE
                            LAS VEGAS, NEVADA 89130

                               January 26, 1998

Dear Stockholder:

  You are cordially invited to attend the 1998 Annual Meeting of Stockholders of your Company, which will be held at the Santa Fe Hotel & Casino, 4949 North Rancho Drive, Las Vegas, Nevada 89130, on March 19, 1998, commencing at 10:00 a.m. (Pacific Standard Time). We hope that you will be able to attend the Annual Meeting in person and look forward to seeing you.

  At the Annual Meeting, stockholders will be asked to (i) elect one Director, who will serve for a three-year term, (ii) elect independent auditors and
(iii) approve an amendment to the 1993 Key Employee Stock Option Plan.

  You are requested to give your prompt attention to this matter, which is more fully described in the accompanying proxy materials.

  Whether or not you plan to attend the Annual Meeting in person, it is important that your shares be represented and voted at the Annual Meeting. Accordingly, after reading the enclosed Notice of Annual Meeting and Proxy Statement, you are urged to sign, date and return the enclosed Proxy Card in the envelope provided at your earliest convenience.

                                          Sincerely,

                                          /s/ Paul W. Lowden

                                          Paul W. Lowden
                                          Chairman of the Board
                                          and President

                          SANTA FE GAMING CORPORATION
                            4949 NORTH RANCHO DRIVE
                            LAS VEGAS, NEVADA 89130

                   NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

                                MARCH 19, 1998

  The 1998 Annual Meeting of the Stockholders of Santa Fe Gaming Corporation, a Nevada corporation (the "Company"), will be held at the Santa Fe Hotel & Casino, 4949 North Rancho Drive, Las Vegas, Nevada 89130, on March 19, 1998, commencing at 10:00 a.m. (Pacific Standard Time) for the following purposes:

    1. To elect one Director to serve until the 2001 Annual Meeting of Stockholders and until his successor is elected and qualified; and

    2. To consider and act upon a proposal to ratify the selection of the Company's independent auditors; and

    3. To consider and act upon a proposal to increase the number of shares of Common Stock authorized for issuance under the 1993 Key Employee Stock Option Plan; and

    4. To consider and act upon such other business as may properly come before the Annual Meeting and at any adjournment or postponement thereof.

  Pursuant to the By-Laws of the Company, the Board of Directors has fixed the time and date for the determination of stockholders entitled to notice of and to vote at the Annual Meeting and at any adjournment or postponement thereof as of the close of business on January 20, 1998. Accordingly, only stockholders of record on such date and at such time will be entitled to vote at the Annual Meeting and any adjournment or postponement thereof, notwithstanding any transfer of stock on the books of the Company thereafter.

  IT IS IMPORTANT THAT YOUR SHARES BE REPRESENTED AT THE ANNUAL MEETING, REGARDLESS OF THE NUMBER YOU HOLD. WHETHER OR NOT YOU PLAN TO ATTEND THE ANNUAL MEETING, PLEASE SIGN, DATE AND MAIL THE ENCLOSED PROXY IN THE RETURN ENVELOPE, WHICH REQUIRES NO POSTAGE IN THE UNITED STATES.

  Stockholders who attend the Annual Meeting may vote in person even though they have previously mailed their Proxy.

                                          By Order of the Board of Directors

                                          /s/ William J. Raggio

                                          William J. Raggio
                                          Secretary

Las Vegas, Nevada
January 26, 1998

                          SANTA FE GAMING CORPORATION
                            4949 NORTH RANCHO DRIVE
                            LAS VEGAS, NEVADA 89130
                                (702) 658-4347

                                PROXY STATEMENT

                        ANNUAL MEETING OF STOCKHOLDERS

                                MARCH 19, 1998

  This Proxy Statement is first being mailed on or about January 28, 1998 to stockholders of Santa Fe Gaming Corporation, a Nevada corporation (the "Company"), of record as of the close of business on January 20, 1998.

  The enclosed Proxy is solicited on behalf of the Board of Directors (the "Board") of the Company for use at the Company's 1998 Annual Meeting of Stockholders to be held on March 19, 1998 (the "Annual Meeting"), and at any adjournment or postponement thereof. It may be revoked at any time prior to its use by (1) providing a written revocation to the Secretary of the Company at its offices, (2) executing and delivering a later dated Proxy, or (3) attending the Annual Meeting and voting in person. Shares represented by an unrevoked Proxy will be voted as directed by the stockholder. If no direction is given, such shares will be voted for the election of the nominees named herein for election as Directors and in the discretion of the proxy holders with respect to any other matters properly presented to the Annual Meeting and at any adjournment or postponement thereof.

                                 VOTING RIGHTS

  Only common stockholders of record at the close of business on January 20, 1998 are entitled to notice of and to vote at the Annual Meeting. On that date, there were outstanding 6,195,356 shares of the Company's common stock, $.01 par value (the "Common Stock"). The presence, either in person or by proxy, of persons entitled to vote 50% of the Company's outstanding Common Stock is necessary to constitute a quorum for the transaction of business at the Annual Meeting. Each share is entitled to one vote in connection with each matter submitted for stockholder approval. Abstentions and any shares as to which a broker or nominee has indicated that it does not have discretionary authority to vote on a particular matter will be treated as shares that are present and entitled to vote for purposes of determining the presence of a quorum but as unvoted for purposes of determining whether approval of the stockholders has been obtained with respect to any such matter and thus will have the effect of a "No" vote in connection with each matter submitted for stockholder approval.

  Paul W. Lowden, Chairman of the Board and President of the Company, is the beneficial owner of 3,395,346 shares of Common Stock, or approximately 53%, of the outstanding Common Stock. Mr. Lowden intends to vote the Common Stock as to which he is holder of record for the nominee for election as director named in this Proxy Statement, for ratification of the selection of the Company's independent auditors, Deloitte & Touche, LLP and for approval of amendment of the 1993 Key Employee Stock Option Plan, and has been advised that the record holders of shares of which he is the beneficial owner but not the record holder intend to do the same.

                       PROPOSAL 1: ELECTION OF DIRECTORS

  The authorized number of Directors of the Company is six, with Directors being elected for staggered three year terms.

  Set forth below is information regarding the Directors of the Company:

         NOMINEE FOR ELECTION
            AT 1998 ANNUAL      TERM EXPIRES AT
               MEETING          ANNUAL MEETING
         --------------------   ---------------
         Thomas K. Land              1998
           OTHER DIRECTORS
           ---------------
         James W. Lewis              1999
         Paul W. Lowden              1999
         William J. Raggio           1999
         Suzanne Lowden              2000
         John W. Delaney             2000

  The Board has nominated Thomas K. Land to stand for election at the Annual Meeting to serve as Director until the 2001 Annual Meeting of Stockholders and until his successor is duly elected and qualified. The enclosed Proxy, unless indicated to the contrary, will be voted for the Board's nominee.

  The Company has been advised by the nominee named herein that such person is willing to be named as such and is willing to serve as a Director if elected. However, if the nominee should be unable to serve as a Director, the enclosed Proxy may be voted for a substitute nominee selected by the Board of Directors in its discretion. The affirmative vote of holders of a plurality of common stock represented in person or by proxy and entitled to vote at the Annual Meeting is required to approve the election of directors.

  THE BOARD OF DIRECTORS RECOMMENDS THAT YOU VOTE "FOR" THE NOMINEE LISTED
ABOVE.

                       DIRECTORS AND EXECUTIVE OFFICERS

  The following is a list of the current executive officers and directors and the nominee for election to the Board of Directors of the Company:

     NAME                                POSITION WITH THE COMPANY
     ----                                -------------------------
     Paul W. Lowden         Chairman of the Board, President and Chief
                            Executive Officer
     Thomas K. Land*        Director, Senior Vice President and Chief Financial
                            Officer
     William J. Raggio      Director, Executive Vice President, Secretary and
                            Corporate Counsel
     Suzanne Lowden         Director, Executive Vice President
     Christopher W. Lowden  Executive Vice President
     James W. Lewis (1)(2)  Director
     John W. Delaney (1)(2) Director

--------
(1) Member of the Audit Committee of the Company.
(2) Member of the Compensation Committee of the Company.
* Nominee for election to the Board of Directors of the Company at the Annual Meeting.

  The age, present position with the Company, and principal occupation during the past five years of each Director, executive officer and nominee named above is set forth below:

PAUL W. LOWDEN

  Paul Lowden is 54 years old and has served as President, Chairman of the Board and Chief Executive Officer of the Company since its formation in September 1993. Mr. Lowden held the same positions with the Company's predecessor, Sahara Resorts, from 1982 through September 1993. Mr. Lowden is married to Suzanne Lowden and is Christopher Lowden's father.

THOMAS K. LAND

  Thomas K. Land is 37 years old and joined the Company in February 1994 as Senior Vice President and Corporate Controller, and was elected Chief Financial Officer of the Company in July 1994. Mr. Land was appointed to the Board of Directors in December 1995. Prior to joining the Company, Mr. Land was the Chief Financial Officer of a construction company, where he was employed from 1990 through February 1994. From 1985 to 1990, Mr. Land was the Controller of a company engaged in the waste recycling industry. He is a certified public accountant in the State of Pennsylvania.

WILLIAM J. RAGGIO

  William J. Raggio is 71 years old and has served as a Director, Vice President, Secretary and Corporate Counsel of the Company since its formation. Previously, Mr. Raggio held the same positions with Sahara Resorts since 1982. Mr. Raggio is a senior partner and a member of the executive committee of the law firm of Jones Vargas of Reno, Nevada, general counsel to the Company. Since 1972 he has been a Nevada State Senator. Mr. Raggio is also a director of Sierra Health Services, Inc., a Nevada corporation.

SUZANNE LOWDEN

  Suzanne Lowden is 45 years old and has served as a Director and Executive Vice President of the Company since its formation, and had served as a Director of Sahara Resorts since 1987. Mrs. Lowden was elected Vice President of Sahara Resorts in July 1992. She is also a founding board member of Commercial Bank of Nevada. Mrs. Lowden served as a Nevada State Senator from November 1992 through 1996. She worked for the CBS affiliate in Las Vegas from 1977 to 1987 as an anchorwoman, reporter, writer and producer of television news. Mrs. Lowden is married to Paul W. Lowden.

CHRISTOPHER W. LOWDEN

  Christopher W. Lowden is 32 years old and has served as Executive Vice President of Operations since September 1995. Mr. Lowden served as President of Sahara Development Group from April 1991 through September 1995. From 1989 until August 1993 he was General Manager of the Company's hotel-casino in Laughlin, Nevada, the Pioneer Hotel and Gambling Hall.

JAMES W. LEWIS

  James W. Lewis is 70 years old and has served as a Director of the Company since its formation. Mr. Lewis served as a Director of Sahara Resorts from 1983 to September 1993. Mr. Lewis became associated with the Corporate Finance Department of Westamerica Investment Group on January 1, 1995. Previously, he was a Managing Director of F.L. Bryant & Co., Inc. commencing July 1, 1992. Previously, he was Senior Vice President, Corporate Finance, of Van Kasper & Co. commencing January 1, 1991. From 1980 to 1990, Mr. Lewis served as a First Vice President and Managing Director of Bateman Eichler, Hill Richards, Incorporated.

JOHN W. DELANEY

  John W. Delaney is 49 years old and has served as a director of the Company since January 1997, when he was appointed to fill a vacancy on the Board of Directors. He was elected to his current term in February 1997. Mr. Delaney is currently President and Chief Executive Officer of Cityfed Mortgage Co., a mortgage banking firm, where he has been employed since 1978.

THE BOARD OF DIRECTORS AND ITS COMMITTEES

  During the fiscal year ended September 30, 1997 the Board of Directors held seven meetings. Each Director attended all of the meetings of the Board and all meetings of any committees of which he or she was a member.

  The Board has standing Audit and Compensation Committees but does not have a Nominating Committee. The Audit Committee held two meetings and the Compensation Committee held one meeting during the last fiscal year. Memberships in the various committees are determined by action of the full Board. The function of the Audit and Compensation Committees and their membership are described below.

  The Audit Committee reviews the principal accounting policies of the Company, approves the scope and proposed fees for the annual audit, reviews the results of the annual audit directly with the Company's independent auditors and recommends to the full Board which firm of accountants should be selected as the Company's independent auditors. The Audit Committee is composed of James W. Lewis and John W. Delaney, neither of whom is an officer or employee of the Company.

  The Compensation Committee establishes compensation for the officers of the Company, administers the 1993 Key Employee Stock Option Plan (the "1993 Plan") and the Subsidiary Plans (as defined under "Executive Compensation and Other Information"), authorizes grants of options and sales of shares under the 1993 Plan and Subsidiary Plans and recommends to the full Board any modifications of the 1993 Plan and Subsidiary Plans. See "EXECUTIVE COMPENSATION AND OTHER INFORMATION" below for information regarding the 1993 Plan. The Compensation Committee is composed of James W. Lewis and John W. Delaney.

            SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

  Section 16(a) of the Exchange Act requires the Company's executive officers and directors, and persons who own more than 10% of a registered class of the Company's equity securities ("Reporting Persons"), to file reports of ownership and changes in ownership and changes in ownership with the SEC and with the American Stock Exchange. Reporting Persons are required by SEC regulations to furnish the Company with copies of all forms they file pursuant to Section 16(a).

  Based solely on its review of the copies of such reports received by it, and written representations from certain Reporting Persons that no other reports were required for those persons, the Company believes that, during the year ended September 30, 1997, the Reporting Persons complied with all Section 16(a) filing requirements applicable to them.

                 EXECUTIVE COMPENSATION AND OTHER INFORMATION

EXECUTIVE COMPENSATION

  Set forth below is information concerning the annual and long-term compensation for services in all capacities to the Company and its affiliates for the fiscal years ended September 30, 1997, 1996 and 1995 of those persons who were, as of September 30, 1997, (i) the Chief Executive Officer and (ii) each other executive officer whose total annual salary and bonus exceeded $100,000 during the fiscal year ended September 30, 1997 (the "Named Executive Officers").

                          SUMMARY COMPENSATION TABLE

                                                                LONG TERM COMPENSATION
                                                             -----------------------------
                                                                    AWARDS         PAYOUTS
                                                             --------------------- -------
                                   ANNUAL COMPENSATION                  SECURITIES
                              ------------------------------            UNDERLYING
                                                OTHER ANNUAL RESTRICTED  OPTIONS    LTIP    ALL OTHER
NAME AND PRINCIPAL     FISCAL  SALARY   BONUS   COMPENSATION   STOCK       SARS    PAYOUTS COMPENSATION
POSITION                YEAR    ($)     ($)(3)     ($)(1)    AWARDS ($)    (#)       ($)      ($)(2)
------------------     ------ -------- -------- ------------ ---------- ---------- ------- ------------
Paul W. Lowden          1997  $550,000 $200,000      --         $ 0          0       $ 0     $41,595
 President, Chairman    1996  $503,269 $200,000      --         $ 0          0       $ 0     $16,958
 of the Board and CEO   1995  $314,598 $      0      --         $ 0          0       $ 0     $ 4,620
Thomas K. Land          1997  $138,704 $ 10,000      --         $ 0          0       $ 0     $ 2,250
 Senior Vice President  1996  $130,000 $ 10,000      --         $ 0          0       $ 0     $ 2,469
 and Chief Financial    1995  $112,365 $ 10,000      --         $ 0          0       $ 0     $   300
 Officer

--------
(1) The Company provides automobiles to its senior executives and provides such persons complimentary privileges at the restaurants and bars of the Company's hotel-casinos. It is impractical to ascertain the extent to which such privileges are utilized for personal rather than business purposes. However, after reasonable inquiry the Company believes the value of any such personal benefits is less than 25% of the compensation for each person reported above.

(2) "All Other Compensation" in fiscal 1997 consists of payments of life insurance premiums by the Company in the amounts of $40,324 and $1,805 for Messrs. Paul W. Lowden and Thomas K. Land, respectively, and Company matching contributions to the Retirement Savings 401(k) Plan. "All Other Compensation" in fiscal 1996 and 1995 consists of Company matching contributions to the Retirement Savings 401(k) Plan.

(3) See "Certain Compensation Arrangements."

  Certain Compensation Arrangements. The Compensation Committee has approved compensation for fiscal year 1998 to Mr. Lowden of an annual salary of $550,000 and a bonus of approximately $200,000. Additionally, in fiscal year 1998, the Compensation Committee approved a fee payable to Mr. Lowden in the amount of $100,000 in connection with personal guarantees issued by Mr. Lowden for certain Company financing arrangements. Furthermore, Mr. Lowden received a bonus in the amount of approximately $600,000 in fiscal 1998 (the "Fiscal Year 1998 Bonus"), pursuant to a compensation arrangement approved by the Compensation Committee in connection with the sale of the Hacienda and Sahara in 1995. See "Compensation Committee Report on Executive Compensation." In accordance with that arrangement, to the extent that Mr. Lowden (or any entity wholly-owned by Mr. Lowden) had any outstanding loans from, or receivables to, the Company at the time the Fiscal Year 1998 Bonus was paid, such bonus was to be first satisfied by an offset against any such indebtedness. In January 1998, the Company offset a loan due from an entity wholly-owned by Mr. Lowden, in part with application of the Fiscal Year 1998 Bonus and in part by the amounts due to Mr. Lowden for the personal guarantees issued in connection with certain financing transactions. See "Certain Transactions."

 The Company and Thomas K. Land, Senior Vice President and Chief Financial Officer, are parties to an employment agreement for a one year term commencing on October 1, 1997 and terminating on September 30, 1998. Pursuant to the agreement, Mr. Land is entitled to a minimum annual base salary of $175,000. The agreement also provides that Mr. Land may participate in any employee benefit plans, including bonus plans, of the Company.

  Compensation Committee. All compensation decisions with respect to executive officers are made by the Compensation Committee of the Board. The Compensation Committee consists of James W. Lewis and John W. Delaney.

COMPENSATION OF DIRECTORS

  Directors who are not employees of the Company or its affiliates receive $24,000 annually and $1,000 per Board meeting attended, $800 per Committee meeting attended as a member and $900 per Committee meeting attended as Chairman.

  Additionally, upon first being elected to the Board of Directors, each non-employee director receives options to purchase 12,500 shares of Common Stock at an exercise price equal to the fair market value of the Common Stock on the date of grant. Such options are fully vested at the date of grant.

            COMPENSATION COMMITTEE REPORT ON EXECUTIVE COMPENSATION

  It is the responsibility of the Compensation Committee to establish and review the Company's executive compensation plans, programs and policies, monitor the performance and compensation of executive officers, and make recommendations to the Board of Directors concerning matters of executive compensation.

COMPENSATION POLICIES TOWARD EXECUTIVE OFFICERS

  The Compensation Committee recognizes that an executive compensation policy should be designed to provide competitive levels of compensation that integrate pay with the Company's annual and long-term goals, reward above-average performance, recognize individual initiative and achievements, and assist the Company in attracting and retaining qualified executives. Stock options have occasionally been granted to certain executives to reinforce a long-term orientation that directly aligns their interests with those of stockholders. Performance criteria considered by the Committee reflect Company strategies. The Committee reviews these criteria on a periodic basis to ensure their continued alignment with Company strategies.

CHIEF EXECUTIVE OFFICER COMPENSATION

  As the owner of approximately 53% of the Company, Paul W. Lowden, President, Chief Executive Officer and Chairman of the Board, has both explicit and implicit motivation to build stockholder value. Based on this controlling ownership, the Compensation Committee has not believed that Mr. Lowden's compensation package requires additional equity-based elements. Consequently, Mr. Lowden's compensation package consists primarily of base salary and bonuses. However, if in the future stock options are granted to key employees of the Company or members of the Company's Board of Directors other than Mr. Lowden, it may be necessary to grant a comparable number of options to Mr. Lowden, and for Mr. Lowden to exercise a commensurate number of options upon exercise of options granted to key employees or directors, to enable Mr. Lowden to maintain ownership of at least 50% of the outstanding Common Stock. If Mr. Lowden ceases to own more than 50% of the outstanding shares of Common Stock, an event of default would occur under certain of Santa Fe Gaming's long-term indebtedness, which would result in cross-defaults under substantially all of Santa Fe Gaming's other long-term indebtedness. See also "Certain Transactions."

  In evaluating the performance of Mr. Lowden, the Compensation Committee has considered performance measures that support Company strategies. In fiscal 1995, the gaming market on Las Vegas Boulevard (the "Strip") became increasingly competitive, with several large organizations emerging as dominant forces in the industry. In recognition of these trends, the Company's strategy in fiscal years 1995 and 1996 focused on reducing its investment in the Strip market, strengthening its balance sheet and positioning itself for improved operations through expanded presence in the local market, prospectively. As a result of this strategy, the Company sold the Hacienda Resort Hotel and Casino (the "Hacienda") in August 1995 and the Sahara Hotel and Casino (the "Sahara") in October 1995 and retired approximately $136.8 million in indebtedness secured by those properties. Additionally, the Company repurchased an additional $85.5 million of indebtedness in fiscal years 1995 and 1996 to improve its balance sheet. The Compensation Committee has acknowledged the contributions of Mr. Lowden in negotiating the sale of the Hacienda and the Sahara in late 1995. Based on Mr. Lowden's personal efforts on behalf of the Company, these sales were consummated without the need to involve financial intermediaries. The Compensation Committee also has recognized Mr. Lowden's foresight in acquiring real estate on the Las Vegas Strip and in Southeast Las Vegas, in anticipation of growing market opportunities to provide the Company future growth potential. During fiscal 1997, under the direction of Mr. Lowden, the Company's operating income improved to $5.1 million from $400,000 and cash flow generated from operations increased to $22.5 million compared to $19.5 million in fiscal 1996. This improvement occurred despite the difficulties of operating the Santa Fe Hotel and Casino caused by road construction and the ongoing intensive competitive environment at the Pioneer, in the Laughlin market. Furthermore, the Compensation Committee acknowledges Mr. Lowden's continuing contributions to the Company's efforts with respect to debt reduction and possible future developments.

  Based on these considerations and in light of the revision to the Company's business strategies, the Compensation Committee approved Mr. Lowden's compensation package for fiscal 1997, which provided for base salary of $550,000. Additionally, in recognition of Mr. Lowden's efforts, the Compensation Committee approved a bonus in the amount of $200,000 payable in bi-weekly installments throughout fiscal 1997.

COMPENSATION COMMITTEE MEMBERS; COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

  The members of the Compensation Committee are non-employee directors. The Committee members are James W. Lewis and John W. Delaney. Neither Mr. Lewis nor Mr. Delaney has been an officer of the Company or any of its subsidiaries, has no relationship requiring disclosure under Item 404 of Regulation S-K nor has an "interlocking" relationship with Company executives.

                                          Compensation Committee:

                                          James W. Lewis
                                          John W. Delaney

PERFORMANCE GRAPH

  The graph below provides a comparison of the cumulative total stockholder return of the Company and, prior to October 1, 1993, its predecessor, Sahara Resorts, with the Standard & Poor's 500 Composite Stock Index and the Dow Jones Entertainment & Leisure--Casinos Index. This graph assumes the investment of $100 on September 30, 1992 in the Company and the two indexes mentioned above with reinvestment of dividends. The returns of the Company and each index have been weighted annually for their market capitalization on September 30 of each year.

               COMPARISON OF FIVE YEAR CUMULATIVE TOTAL RETURN*
            AMONG SANTA FE GAMING CORPORATION, THE S & P 500 INDEX
                        AND THE DOW JONES CASINOS INDEX


                        PERFORMANCE GRAPH APPEARS HERE

                             SANTA FE
Measurement Period           GAMING          S&P           DOW JONES
(Fiscal Year Covered)        CORPORATION     500 INDEX     CASINOS INDEX
---------------------        -----------     ---------     -------------
Measurement Pt- 9/30/92      $100            $100          $100
FYE  9/30/93                 $150            $113          $196
FYE  9/30/94                 $ 36            $117          $133
FYE  9/30/95                 $ 23            $152          $191
FYE  9/30/96                 $ 13            $183          $214
FYE  9/30/97                 $  6            $257          $219

* $100 INVESTED ON 9/30/92 IN STOCK OR INDEX INCLUDING REINVESTMENT OF DIVIDENDS. FISCAL YEAR ENDING SEPTEMBER 30.


--------
Fiscal 1992-1996
* Data is presented for Sahara Resorts, the Company's predecessor, for fiscal years 1992-1993. Sahara Resorts and the Company are not directly comparable. In addition, the Company declared a 25% stock dividend in the second quarter of fiscal 1994.

                              COMPENSATION PLANS

STOCK OPTION PLAN

  The Company's 1993 Plan provides for the grant of options with respect to an aggregate of 319,375 shares of the Common Stock to key employees as determined by the Compensation Committee. See "Amendment to 1993 Key Employee Stock Option Plan." During fiscal year 1997, Messrs. Paul W. Lowden, Thomas K. Land and Christopher Lowden received options for 80,000, 12,500 and 13,500 shares of the Common Stock, respectively, at an exercise price of $1.50 per share, the fair market value of the Common Stock on the date of grant. No other stock options were awarded to, and no stock options were exercised by, the Named Executive Officers in the fiscal year ended September 30, 1997.


                       OPTION GRANTS IN LAST FISCAL YEAR

                                                                POTENTIAL
                   INDIVIDUAL GRANTS                        REALIZABLE VALUE
                -----------------------                     AT ASSUMED ANNUAL
                            % OF TOTAL                       RATES OF STOCK
                NUMBER OF  OPTIONS/SARS                          PRICES
                SECURITIES  GRANTED TO                        APPRECIATION
                UNDERLYING EMPLOYEES IN EXERCISE             FOR OPTION TERM
                 OPTIONS      FISCAL    OR BASE  EXPIRATION -----------------
                GRANTED(1)    YEAR(2)    PRICE      DATE     5% ($)  10% ($)
                ---------- ------------ -------- ---------- -------- --------
Paul W. Lowden    80,000       54.5%     $1.50    2/21/07   $195,467 $311,249
Thomas K. Land    12,500        8.5%     $1.50    2/21/07   $ 30,542 $ 48,633

--------
(1) The options granted in 1997 have a term of 10 years. The options vest at a rate of 33.3% on each anniversary of the date of grant. The exercise price is $1.50.

(2) The total number of stock options granted in fiscal 1997 for the Company was 146,750

1998 SUBSIDIARY STOCK OPTION PLANS

  The Company and certain of its subsidiaries, Santa Fe Hotel Inc. ("SFHI"), Sahara Las Vegas Corp. ("SLVC"), and Pioneer Hotel Inc. ("PHI") (collectively, the "Subsidiaries"), have adopted various subsidiary stock option plans (the "Subsidiary Plans"). The Subsidiary Plans provide for the grant of options by each of the Subsidiaries with respect to an aggregate of up to 10% of the outstanding shares of such Subsidiary's Common Stock to employees, non-employee directors, consultants or affiliates of the Company or the Subsidiaries. The purpose of the Subsidiary Plans is to enable the Subsidiaries, the Company and any subsidiaries of the Company or Subsidiaries to attract, retain and motivate their employees, non-employee directors, consultants and affiliates by providing for or increasing the proprietary interest of such persons in the Subsidiaries. Certain of the agreements under which the Company's long-term debt is issued provide that if the Company ceases to own directly or indirectly, 100% of the outstanding capital stock of specified Subsidiaries, an event of default will occur or an offer to repurchase the debt must be made. As a result, the Subsidiary Plans provide that options granted under the Subsidiary Plans may not be exercised if the exercise would result in a default, or require an offer to repurchase the outstanding debt, under any agreement with respect to long-term debt of the Company or any of its Subsidiaries. As of January 21, 1998, no options had been granted under any Subsidiary Plans.

SAVINGS PLAN

  The Company has adopted a savings plan qualified under Section 401(k) of the Internal Revenue Code (the "Savings Plan"). The Savings Plan covers substantially all employees, including the Company's executive officers. Employee contributions to the Savings Plan are discretionary. The Savings Plan allows eligible employees to contribute, on a pretax basis, up to 6% of their gross salary to the plan; the Company matches 25% of such employee contributions made. Employees may also contribute, on a pretax basis, up to an additional 9% of their gross salary, and, on a post-tax basis, up to an additional 10% of their salary. Such contributions are not matched by the Company. The matching expense in fiscal 1997 was $3,577 of which $1,271, $445, and $1,861 was contributed by the Company to the accounts of Messrs. Lowden, Land and all other executive officers as a group, respectively, as matches for employee contributions made.

                             CERTAIN TRANSACTIONS

  The following is a description of certain transactions during the fiscal year ended September 30, 1997 in which officers and Directors of the Company and its affiliates or families had a direct or indirect interest.

  Jones Vargas, a Nevada law firm of which William J. Raggio is a senior partner and a member of the Executive Committee, is paid a retainer fee of $120,000 per year. The Company paid Jones Vargas approximately $317,022, including retainers, for its services during the fiscal year ended September 30, 1997.

  In November 1993, Mr. Lowden and Bank of America (the "Bank") entered into a personal loan agreement under which the principal balance of the loan is amortized through quarterly principal payments through April 1998, with any remaining principal balance due July 31, 1998. At January 20, 1998, the principal balance of the loan was approximately $877,000. The loan is secured by substantially all of the common stock of the Company owned by Mr. Lowden (the "Pledged Shares"). Mr. Lowden's loan agreement provides that in the event the market value of the Pledged Shares is less than three times the outstanding loan balance, the bank, at its sole option, may require either an immediate reduction in the outstanding balance or the pledging of additional collateral acceptable to the bank such that the value of the pledged collateral is at least three times the outstanding loan balance. Based on the recent trading price of the Company's common stock, the market value or the Pledge Shares is less than three times the outstanding loan balance. Mr. Lowden has advised the Company, that pursuant to discussions between Mr. Lowden and the Bank, Mr. Lowden made an additional principal payment of $50,000 and provided additional collateral to the Bank. If an event of default were to occur under Mr. Lowden's personal loan with the bank, and if the bank acquired the Pledged Shares upon foreclosure, Mr. Lowden's ownership of the Company's outstanding common stock would be reduced to below 50%. If Mr. Lowden ceases to own more than 50% of the outstanding shares of the Company's common stock, an event of default would result under certain of the Company's long-term indebtedness, which would result in cross-defaults under substantially all of the Company's other long-term indebtedness.

  In addition, in fiscal 1993 and 1992 Hacienda Hotel Inc.'s predecessor made loans to LICO, a company wholly owned by Mr. Lowden providing entertainment services to the Hacienda and the Sahara, in the aggregate amount of $476,000. As of September 30, 1997, there was $686,000 outstanding under these loans, including interest computed at an annual rate equal to the prime rate plus 2%. Principal and interest were due on demand. The loans to LICO were approved by the Boards of Directors of the predecessors to the Company and Hacienda Hotel Inc., respectively, with Mr. Lowden abstaining from the vote. In January 1998, pursuant to Mr. Lowden's compensation arrangement, the Company satisfied in full the Fiscal Year 1998 Bonus in the amount of $600,000 to Mr. Lowden through an offset against the loans to LICO. In addition, in fiscal 1997 the Company satisfied in full the fee payable to Mr. Lowden for issuing personal guarantees to support certain Company financing arrangements (see "Executive Compensation") through an offset in January 1998 of the LICO loans. As of January 26, 1998, the LICO loans had been satisfied in full through the offset of the Fiscal Year 1998 Bonus and the personal guarantee fee.

                        BENEFICIAL OWNERSHIP OF SHARES

  The following sets forth information regarding beneficial ownership of the Common Stock and the exchangeable redeemable preferred stock of the Company (the "Preferred Stock"), as of January 20, 1998, by (i) each person known to be the beneficial owner of more than 5% of the outstanding Common Stock or Preferred Stock; (ii) each Director of the Company; and (iii) all Directors and officers of the Company as a group.

                                       SHARES OF            SHARES OF
                                        COMMON              PREFERRED
NAME AND ADDRESS OF BENEFICIAL OWNER   STOCK(1)     PERCENT STOCK(1)    PERCENT
------------------------------------   ---------    ------- ---------   -------
Paul W. Lowden                         3,395,346(2)  53.40%   97,100(3)   1.1%
William J. Raggio                         17,972(4)     *      4,815(5)    *
James W. Lewis                            13,750(4)     *        --       --
Suzanne Lowden                            15,970(6)     *      5,685(7)    *
Thomas K. Land                            12,500(8)     *        --       --
Christopher W. Lowden                     16,099(9)     *      1,400       *
John W. Delaney                           13,750(4)     *        --       --
All Directors and Officers as a group
 (7 persons)                           3,474,209      54.7%  105,839      1.1%

--------
*  Less than 1%

(1) The address for Paul W. Lowden is c/o Santa Fe Gaming Corporation, P.O. Box 4335, Las Vegas, Nevada 89127. The shares owned by each person, or by the group, and the shares included in the total number of shares outstanding have been adjusted, and the percentage owned (where such percentage exceeds 1%) has been computed, in accordance with Rule 13d-3(d)(1) under the Securities Exchange Act of 1934 (the "Exchange Act").

(2) Excludes 11,042 shares owned by Mr. Lowden's wife for herself and as custodian for children, as to which Mr. Lowden disclaims beneficial ownership, and includes 11,178 shares held jointly by Mr. Lowden and Mrs. Lowden and 477,351 shares held by LICO, which is wholly owned by Mr. Lowden.

(3) Excludes 2,162 shares owned by Mr. Lowden's wife for herself and as custodian for a child, as to which Mr. Lowden disclaims beneficial ownership, and includes 3,161 shares held jointly by Mr. Lowden and Mrs. Lowden, and 92,041 shares held by LICO, which is wholly owned by Mr. Lowden.

(4) Of such shares, 12,500 may be acquired upon the exercise of outstanding stock options.

(5) Includes 16 shares held by Mr. Raggio's wife, as to which Mr. Raggio disclaims beneficial ownership.

(6) Includes 4,521 shares held by Mrs. Lowden as custodian for a child and 11,178 shares held jointly by Mr. Lowden and Mrs. Lowden and excludes shares beneficially owned by Mr. Lowden reflected in the table.

(7) Includes 1,262 shares held by Mrs. Lowden as custodian for a child and 3,161 shares held jointly by Mr. Lowden and Mrs. Lowden and excludes shares beneficially owned by Mr. Lowden reflected in the table.

(8) Of such shares, 12,500 may be acquired upon the exercise of outstanding stock options.

(9) Of such shares, 13,750 may be acquired upon the exercise of outstanding stock options.

  Mr. Lowden has entered into a financing arrangement with a bank pursuant to which he has pledged as security the Pledged Shares. See "Certain Transactions." If an event of default were to occur under the financing arrangement and the lender acquired the Pledged Shares upon foreclosure, Mr. Lowden would cease to own more than 50% of the outstanding shares of the Common Stock, and an event of default would be triggered under certain of the long-term indebtedness of the Company, which would result in cross-defaults under substantially all of the Company's long-term indebtedness.

               PROPOSAL 2: RATIFICATION OF SELECTION OF AUDITORS

  Subject to ratification by the stockholders at the Annual Meeting, the Board of Directors of the Company has selected Deloitte & Touche LLP to audit the consolidated financial statements of the Company and its subsidiaries for the fiscal year ending September 30, 1998. Deloitte & Touche LLP has issued its report, included in the Company's Annual Report on Form 10-K, on the financial statements of the Company for the fiscal year ended September 30, 1997. Deloitte & Touche LLP has served as the Company's independent auditors since 1982. Representatives of Deloitte & Touche LLP are expected to be present at the Annual Meeting, will have the opportunity to make a statement, if they desire to do so, and will be available to respond to appropriate questions.

  THE BOARD OF DIRECTORS RECOMMENDS THAT YOU VOTE "FOR" APPROVAL OF THE RATIFICATION OF THE SELECTION OF DELOITTE & TOUCHE LLP AS THE COMPANY'S AUDITORS WITH RESPECT TO THE FISCAL YEAR ENDING SEPTEMBER 30, 1998.

               PROPOSAL 3: APPROVAL OF AMENDMENT TO THE 1993 KEY
                          EMPLOYEE STOCK OPTION PLAN

  In September 1993, the Board of Directors adopted, and Sahara Resorts, the sole stockholder at that time subsequently approved, the Company's 1993 Key Employee Stock Option Plan (the "1993 Plan") authorizing the issuance of 319,375 shares of the Company's Common Stock. In December 1997, the Board approved an amendment to the 1993 Plan, subject to stockholder approval, to increase the aggregate number of shares of Common Stock authorized for issuance under such plan by 300,160 to a total of 619,535 shares. The full text of the proposed amendment is attached as Annex A to this Proxy Statement.

  The Board of Directors believes that stock options are a key aspect of the Company's ability to attract, retain and motivate key employees. The Board increased the number of shares available for issuance under the 1993 Plan to ensure that the Company is able to continue to grant stock options to key employees at levels determined appropriate by the Compensation Committee.

  The affirmative vote of the holders of the majority of the shares of Common Stock represented in person or by proxy and entitled to vote at the Annual Meeting is required to approve the 1993 Plan, as amended. THE BOARD OF DIRECTORS RECOMMENDS THAT YOU VOTE "FOR" APPROVAL OF THE 1993 PLAN, AS AMENDED.

GENERAL

  The purpose of the 1993 Plan is to enable the Company and its subsidiaries to attract, retain and motivate their employees by providing for or increasing the proprietary interest of such employees in the Company. Every employee of the Company or any of its subsidiaries, including any director who is so employed, is eligible to be considered for the grant of awards under the 1993 Plan. The 1993 Plan currently provides that the maximum number of shares of Common Stock that may be issued pursuant to awards granted under the 1993 Plan is 319,375, subject to certain adjustments to prevent dilution. The Company proposes to increase the number of shares of Common Stock that may be issued pursuant to awards under the 1993 Plan to provide for additional stock-based incentives to attract, retain and motivate qualified employees. There are 182,625 shares available for grant under the 1993 Plan, which the Company believes is not a sufficient number to permit it to attract and retain qualified employees.

  The 1993 Plan is administered solely by the Compensation Committee of the Board of Directors (the "Committee"). Subject to the provisions of the 1993 Plan, the Committee has full and final authority to select the participants to whom awards will be granted thereunder, to grant such awards, and to determine the terms and conditions of such awards and the number of shares to be issued pursuant thereto.

AWARDS

  The 1993 Plan authorizes the Committee to grant both incentive stock options and non-qualified stock options. Awards granted under the 1993 Plan to an employee may include a provision accelerating the receipt of benefits upon the occurrence of specified events, such as a change of control of the Company, an acquisition of a specified percentage of the voting power of the Company or a dissolution, liquidation, merger, reclassification, sale of substantially all of the property and assets of the Company or other significant corporate transaction.

  An award under the 1993 Plan may, at the option of the Committee, permit the recipient to pay all or part of the purchase price of the shares or other property issuable pursuant thereto, and/or to pay all or part of such recipients' tax withholding obligations with respect to such issuance, by delivering previously owned shares of capital stock of the Company or other property or by reducing the amount of shares or other property otherwise issuable pursuant to the award. If an option granted under the 1993 Plan permits the recipient to pay for the shares issuable pursuant thereto with previously owned shares, the recipient would be able to exercise the option in successive transactions, starting with a relatively small number of shares and, by a series of exercises using shares acquired from each such transaction to pay the purchase price of the shares acquired in the following transaction, to exercise an option for a larger number of shares with no more investment than the original share or shares delivered.

PLAN DURATION

  Awards may not be granted under the 1993 Plan after September 24, 2003.

AMENDMENTS

  The Board of the Company may alter, amend, suspend, or terminate the 1993 Plan, provided that no such action shall deprive the optionee of any options theretofore granted under the 1993 Plan, without the consent of such optionee, of such option or of any rights of such person thereunder or with respect thereto. Except as provided in the 1993 Plan, no such action of the Board, unless and until such action is approved by the stockholders of the Company, may (i) increase the maximum number of Common Shares that may be acquired upon the exercise in full of options granted under the 1993 Plan in the aggregate;
(ii) alter the class of persons eligible to be considered for the grant of options under the 1993 Plan; (iii) remove the administration of the 1993 Plan from the Committee or render the members of the Committee eligible to receive options, rights, or stock under the 1993 Plan while serving as such; (iv) extend the duration of the 1993 Plan; or (v) materially increase the benefits accruing to the optionees of options theretofore granted or that may thereafter be granted under the 1993 Plan.

SECTION 16(B) OF THE EXCHANGE ACT

  The acquisition and disposition of shares of Common Stock by officers, directors and more than 10% stockholders of the Company ("Insiders") pursuant to awards granted to them under the 1993 Plan may be subject to the provisions of Section 16(b) of the Exchange Act, under which a purchase of shares of Common Stock within six months before or after a sale of Common Stock could result in recovery by the Company of all or a portion of any amount by which the sale proceeds exceed the purchase price. Rule 16b-3 provides an exemption from Section 16(b) liability for certain transactions pursuant to employee benefit plans.

DETERMINATION OF FAIR MARKET VALUE

  The "Fair Market Value" of a Common Share of other security on any day shall be equal to the last sale price per Common Share or other security on such day. In case no such sale takes place on such day, the Fair Market Value will be the average of the closing bid and asked prices as reported in the principal consolidated transaction reporting systems, the National Association of Securities Dealers, Inc. Automated Quotations System ("NASDAQ") or furnished by a professional market maker making a market in the Common Shares or such other securities selected by the Board. In all other cases, Fair Market Value shall be the value determined in good faith by the Committee based upon an independent appraisal of the Companies. For purposes of valuing Common Shares subject to the Incentive Options, the Fair Market Value of a Common Share or other security shall be determined without regard to any restriction other than one that, by its terms, will never lapse.

FEDERAL INCOME TAX TREATMENT

  The following is a brief description of the federal income tax treatment which will generally apply to awards made under the 1993 Plan, based on federal income tax laws in effect on the date hereof. The exact federal income tax treatment of awards will depend on the specific nature of awards. Because the following is only a brief summary of the general federal income tax rules, recipients of awards should not rely thereon for individual tax advice, as each taxpayer's situation and the consequences of any particular transaction will vary depending upon the specific facts and circumstances involved. Each taxpayer is advised to consult with his or her own tax advisor for particular federal, as well as state and local, income and any other tax advice.

  Incentive Options. Pursuant to the 1993 Plan, employees may be granted options which are intended to qualify as incentive stock options ("Incentive Options") under the provisions of Section 422 of the Internal Revenue Code (the "Code"). Generally, the optionee is not taxed and the Company is not entitled to a deduction on the grant or the exercise of an Incentive Option. However, if the optionee sells the shares acquired upon the exercise of an Incentive Option at any time within (a) one year after the date of transfer of shares to the optionee pursuant to the exercise of such Incentive Option or
(b) two years after the date of grant of such Incentive Option, then the optionee will recognize ordinary income in an amount equal to the excess, if any, of the lesser of the sale price of the shares of Common Stock or the fair market value of the shares of Common Stock on the date of exercise over the exercise price of such Incentive Option. The Company will generally be entitled to a tax deduction in an amount equal to the amount of ordinary income recognized by such optionee.

  The amount by which the fair market value of the shares of Common Stock received upon exercise of an Incentive Option exceeds the exercise price will be included as a positive adjustment in the calculation of an optionee's "alternative minimum taxable income" ("AMTI") in the year of exercise. The "alternative minimum tax" imposed on individual taxpayers is generally equal to the amount by which 26% or 28% (depending on the recipient's AMTI) of the individual's AMTI (reduced by certain exemption amounts) exceeds his or her regular income tax liability for the year.

  Nonqualified Options. The grant of an option or other similar right to acquire stock which does not qualify for treatment as an Incentive Option (a "Nonqualified Option"), is generally not a taxable event for the optionee. Upon exercise of the option, the optionee will generally recognize ordinary income in an amount equal to the excess of the fair market value of the stock acquired upon exercise (determined as of the date of the exercise) over the exercise price of such option, and the Company will generally be entitled to a tax deduction equal to such amount. However, the Company's deduction (including the deduction relating to ordinary income recognized by an optionee) for compensation of certain corporate officers of other employees may be limited to $1 million annually. In addition, there may be a risk of immediate tax upon the grant of a so-called "deep discount option" with an exercise price equal to only a small fraction of the option shares' current fair market value. See "Special Rules for Awards Granted to Insiders," below.

  Special Rules for Awards Granted to Insiders. If the grant of an option is not approved by the Board or a committee of the Board that is composed solely of two or more "non-employee directors" (as such item is defined under Rule 16b-3 of the Exchange Act), and if an optionee is a director, officer or stockholder subject to Section 16 of the Exchange Act (an "Insider") and exercises an option within six months of the date of grant, the timing of the recognition of any ordinary income should be deferred until (and the amount of ordinary income should be determined based on the fair market value (or sales price in the case of a disposition) of the shares of Common Stock upon) the earlier of the following two dates (i) six months after the date of grant or
(ii) a disposition of the shares of Common Stock, unless the Insider makes an election under Section 83(b) of the Code (an "83(b) Election") within 30 days after exercise to recognize ordinary income based on the value of the Common Stock on the date of exercise. In addition, special rules apply to an Insider who exercises an option having an exercise price greater that the fair market value of the underlying shares on the date of exercise. Insiders should consult their tax advisors to determine the tax consequences to them of exercising options granted to them pursuant to the 1993 Plan.

  Miscellaneous Tax Issues. Generally, the Company will be required to make arrangements for withholding applicable taxes with respect to any ordinary income recognized by a participant in connection with awards made under the 1993 Plan.

  With certain exceptions, an individual may not deduct investment-related interest to the extent such interest exceeds the individual's net investment income for the year. Investment interest generally includes interest paid on indebtedness incurred to purchase shares of Common Stock. Interest disallowed under this rule may be carried forward to and deducted in later years, subject to the same limitations.

  Special rules will apply in cases where a recipient of an award pays the exercise or purchase price of the award or applicable withholding tax obligations under the 1993 Plan by delivering previously owned shares of Common Stock or by reducing the amount of shares otherwise issuable pursuant to the award. The surrender or withholding of such shares will in certain circumstances result in the recognition of income with respect to such shares.

  The terms of the agreements pursuant to which specific awards are made to employees under the 1993 Plan may provide for accelerated vesting of an award in connection with a change in ownership or control of the Company or its assets. In that event and depending upon the individual circumstances of the recipient, certain amounts with respect to such awards may constitute "excess parachute payments" under the "golden parachute" provisions of the Code. Pursuant to these provision, a recipient will be subject to a 20% excise tax on any "excess parachute payments" and the Company will be denied any deduction with respect to such payment. Recipients of awards should consult their tax advisors as to whether accelerated vesting of an award in connection with a change of ownership or control of the company would give rise to an excess parachute payment.

                                 ANNUAL REPORT

  The Annual Report of the Company for the fiscal year ended September 30, 1997, including the Company's Annual Report on Form 10-K for the fiscal year ended September 30, 1997 without the exhibits thereto, has been mailed to stockholders of record at the close of business on January 20, 1998. The Company will provide a copy of the exhibits to its Annual Report on Form 10-K for the fiscal year ended September 30, 1997 upon the written request of any beneficial owner of the Company's securities as of the record date for the Annual Meeting and reimbursement of the Company's reasonable expenses. Such request should be addressed to Thomas K. Land, Senior Vice President and Chief Financial Officer, 4949 North Rancho Drive, Las Vegas, Nevada 89130.

                 STOCKHOLDER PROPOSALS FOR 1999 ANNUAL MEETING

  Any eligible stockholder (as defined below) of the Company wishing to have a proposal considered for inclusion in the Company's 1999 proxy solicitation material must set forth such proposal in writing and file it with the Secretary of the Company on or before September 30, 1998. The Board will review any proposals from eligible stockholders which it receives by that date and will determine whether any such proposals will be included in its 1999 proxy solicitation materials. Any eligible stockholder is one who is the record or beneficial owner of at least 1% or $ 1,000 in market value of securities entitled to be voted on the proposal at that annual meeting and has held such securities for at least one year and who shall continue to own such securities through the date on which the annual meeting is held.

                            SOLICITATION OF PROXIES

  The cost of this solicitation shall be borne by the Company. Proxies may be solicited by mail, telephone, or telegraph, or personally by directors, officers and regular employees of the Company, none of whom will receive any special compensation for such services. The Company will reimburse persons holding stock in their names or in the names of their nominees for reasonable expenses of forwarding proxy materials to their principals.

                                OTHER BUSINESS

  The Board does not know of any other business which will be presented for consideration at the Annual Meeting. If any other business properly comes before the Annual Meeting or at any adjournment or postponement thereof, the proxy holders will vote in regard thereto according to their discretion insofar as such proxies are not limited to the contrary.

                                          By Order of the Board of Directors

                                          /s/ William J. Raggio

                                          William J. Raggio
                                          Secretary

January 26, 1998

                                                                        ANNEX A

           PROPOSED AMENDMENT TO 1993 KEY EMPLOYEE STOCK OPTION PLAN

3. COMMON SHARES SUBJECT TO PLAN

  (a) The maximum number of Common Shares that may be issued upon the exercise in full of options granted under this Plan is 619,535, subject to adjustment as provided in Section 10 hereof. Such maximum number does not include the number of Common Shares subject to the unexercised portion of any option granted under this Plan that expires or is terminated.

  (b) Subject to adjustment as provided in Section 10 hereof, the maximum number of Common Shares with respect to which options may be granted under this Plan during any calendar year to any Employee shall be 619,535.

--------------------------------------------------------------------------------
                                     PROXY
                          SANTA FE GAMING CORPORATION

                      FOR ANNUAL MEETING OF STOCKHOLDERS
                                MARCH 19, 1998

                  PROXY SOLICITED ON BEHALF OF THE DIRECTORS

     The undersigned hereby appoints Paul W. Lowden, William J. Raggio and Thomas K. Land, as proxies, with full power of substitution to vote any and all shares of Common Stock $.01 par value, Santa Fe Gaming Corporation which the undersigned is entitled to vote at the annual meeting of stockholders of said company to be held at 10:00 a.m. P.S.T. on March 19, 1998 at the Santa Fe Hotel and Casino, 4949 N. Rancho Dr., Las Vegas, NV 89130, or any adjournment or postponement thereof, as specified on the reverse side of this proxy card. Holders of record as of January 20, 1998 will be entitled to vote at this annual meeting.

             (Please Sign and Date the Proxy on the Reverse Side)
================================================================================
A [X] Please mark your
      votes as in this
      example.

                                FOR                WITHHOLD
                       (except as indicated to     AUTHORITY
                        the contrary below)       TO VOTE FOR    Nominee:
1. Election of Director        [ ]                    [ ]         Thomas K. Land


Instructions: To withhold authority to vote for any individual nominee, write that nominee's name on the line provided below.

__________________________

                                     FOR           AGAINST          ABSTAIN
2. Ratification of selection of
   outside auditors, Deloitte &
   Touche, LLP.                      [ ]             [ ]              [ ]


                                     FOR           AGAINST          ABSTAIN
3. Approval of Amendment to 1993
   Key Employee Stock Option Plan,
   as described in the proxy
   statement.                        [ ]             [ ]              [ ]


PLEASE MARK, SIGN, DATE AND RETURN THE PROXY CARD
PROMPTLY USING THE ENCLOSED ENVELOPE.

SIGNATURE_________________ DATE__________SIGNATURE______________DATE___________
                                        (SIGNATURE IF HELD JOINTLY)

NOTE: Sign exactly as name appears hereon. Give your full title if signing in other than individual capacity. All joint owners should sign.

--------------------------------------------------------------------------------